Exhibit 99.1

FOR IMMEDIATE RELEASE

SpartanNash Addresses Director Nominations

Macellum originally nominated a control slate while owning just 1,000 shares in December and prior to any meaningful engagement; Ancora never contacted SpartanNash before today’s letter

SpartanNash response highlights the Company’s ongoing turnaround that has resulted in 251% TSR since the summer of 2019 and 88% TSR since new management team announced

Shareholders are not required to take any action at this time

GRAND RAPIDS, Mich. – March 18, 2022 – The Board of Directors of food solutions company SpartanNash (the “Company”) (Nasdaq: SPTN) today confirmed that Macellum Advisors GP, LLC (“Macellum”) and Ancora Holdings Group, LLC (“Ancora”) (together with their affiliates, the “Investor Group”) have delivered notice of their intent to nominate three candidates to stand for election to the Company’s nine-member Board of Directors (the “Board”) at the Company’s 2022 annual meeting of shareholders. The Company issued the following statement regarding the continuing actions it is taking to enhance shareholder value:

The SpartanNash Board and management team are committed to moving the Company forward with a clear priority – driving long-term, sustainable value creation for shareholders. The Board is confident that the transformation strategy is working and is the best path to continue enhancing performance. The Company remains open-minded and receptive to constructive ideas, from any source, that will drive shareholder value.

Board Has Implemented Significant Change that is Driving Value

Over the past four years, the SpartanNash Board has overseen a comprehensive transformation, taking decisive action to enhance the composition of the Board while improving performance through executive leadership upgrades. During this time, the Company has increased revenue and adjusted EBITDA, effectively allocated capital to the business and to shareholders, and significantly de-levered its balance sheet.

In 2020, the Board recruited CEO Tony Sarsam, who brings three decades of food marketing, operations and distribution experience to continue the transformation and drive the strategy forward. Under his leadership, seven experienced and highly capable executives joined the senior management team and they, in turn, are continuing this refreshment process at all levels throughout the Company. Importantly, the team is focused on executing the transformation strategy that has already enabled the Company to meet its financial guidance targets throughout 2021 and is expected to continue delivering growth in 2022.

The Company’s strategy is delivering results, and the numbers speak for themselves: SpartanNash’s total shareholder return has been 251% since the Board transitioned the management team in the summer of 20191 and 88% since Sep. 2020 when Sarsam joined.2 The Company also significantly outperformed the S&P 500 over those same time periods.

[1]	Source: FactSet as of March 17, 2022; David Staples steps down as CEO on August 12, 2019
[2]	Source: FactSet as of March 17, 2022; Tony Sarsam announced as CEO on September 14, 2020

Exhibit 99.1

During 2021, the Company generated substantial free cash flow, improved gross margins, delivered strong grocery retail comparable sales and significant supply chain improvements. This enabled SpartanNash to reduce its net long-term debt by $269 million over the last two fiscal years, finishing fiscal year 2021 with a net-long-term debt-to-adjusted-EBITDA leverage ratio of 1.8x, a significant improvement from its ratio of 3.7x at the end of 2019. These results are enabling the Company to continue to invest in transforming operations and returning capital to shareholders through dividends and buybacks during 2022.

We are proud of what our entire organization accomplished during a pandemic and all that has been achieved while simultaneously reengineering the business from top to bottom.

Refreshed Board Best Suited to Oversee the Company’s Strategy

SpartanNash has a talented, diverse and engaged Board with unique expertise and skills critical to guiding the Company forward. Our directors possess extensive public company leadership and operating experience as well as financial and industry expertise spanning consumer goods, retail and military. Collectively, the Board has significant experience in food distribution, retail and consumer goods. The Board also collectively includes skillsets spanning strategy, business and culture transformation, supply chain and technology, and other relevant areas.

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As previously announced, the Board appointed three new directors last month as part of a deliberate and thorough refreshment process that began in the summer of 2021 with the assistance of a leading executive search firm. In connection with this refreshment, three current directors will not stand for reelection at the Company’s 2022 annual meeting.

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Following the 2022 annual meeting, the Board will be composed of nine highly qualified directors, eight of whom are independent, including an independent Board Chair. In addition, with diversity as a priority at SpartanNash, four of the Board’s directors will be diverse across race and gender and a majority of the Board will have joined since 2018.

While SpartanNash Sought Constructive Engagement, Macellum Prioritized a Proxy Contest and Ancora Never Contacted the Company

The SpartanNash Board and management team are confident that our strategy is the best path forward for value creation. We continue to meet with shareholders and welcome constructive ideas and discussions from any source. Accordingly, the Board and management actively engaged with Macellum since last fall, with eight calls or meetings including the Company’s first meeting with Macellum on Nov. 15, 2021. However, other than proposing a control slate of directors, Macellum did not present any substantive views on the Company or propose any specific ideas for consideration by the Board and management until a meeting on Mar. 1, 2022. Notwithstanding Macellum’s and Ancora’s purported desire to have a constructive dialogue, and even after eight meetings, Macellum never mentioned Ancora. Until the Investor Group’s public letter, the Company was unaware that Ancora was a shareholder.

It seems that the Investor Group’s priority is a proxy contest, not constructive engagement with SpartanNash about ideas that would benefit all shareholders.

November to February: Macellum Nominates Control Slate with Minimal Engagement and Understanding of SpartanNash’s Business

•

On Dec. 8, after only its second meeting with management, Macellum nominated a control slate of five director candidates, including two of its own principals. At that point, Macellum confirmed in its notice that it owned only 1,000 shares of SpartanNash stock and had not presented an investment thesis or any clear objectives for SpartanNash.

Exhibit 99.1

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In its meetings with management in late 2021, Macellum conceded that it was still conducting basic research on SpartanNash, and Macellum’s questions demonstrated a limited understanding of the Company’s industry and business. In the meetings, SpartanNash discussed Company performance and described the key programs related to our core capabilities: People, Operational Excellence and Insights That Drive Solutions. Macellum did not propose any ideas for consideration during these meetings.

•

At the Dec. 14 meeting, Macellum noted that it would follow up in early 2022, yet Macellum made no attempt to communicate or meet with the Company for the entire month of January. Macellum resumed its engagement only after the Company reached out following the announcement of its Board refreshment on Feb. 7.

March: Macellum Demands Resolution Only on its Terms

•

On March 1, during a meeting with directors and management, Macellum presented specific views on the Company’s business for the first time since discussions began more than three months earlier. Many of these views were outdated and based on the Company’s performance under a former management team that has not been in place since mid-2019. Macellum’s presentation appeared designed to disregard the strong financial results achieved after the Board put a new leadership team in place. Nonetheless, the Board noted it would consider Macellum’s perspectives.

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Only two days later, Macellum followed up with unreasonable demands, which included the prompt appointment of four of its five nominees to the Board, an agreement to review strategic alternatives, the formation of a committee to oversee the exploration of strategic alternatives – led by Macellum’s director designees – and a firm commitment to proceed with a sale-leaseback of a significant portion of the Company’s owned real estate.

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In an attempt to reach a constructive resolution, directors and management again met with Macellum to understand its concerns and discuss its demands. Despite the Board and management team already having strong grocery retail and distribution experience, the Company offered to interview two of Macellum’s candidates who have grocery retailing backgrounds for purposes of appointing one mutually agreeable candidate with this expertise. Macellum expressed strong dissatisfaction with this proposal – even refusing to allow the Company to interview its candidates – and did not offer an alternative suggestion or request.

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On March 9, directors and management once again met with Macellum to discuss an enhanced settlement offer. The Company proposed, subject to full Board approval, to appoint one of Macellum’s candidates with grocery retail and distribution experience and to form a transformation committee of the Board to review certain aspects of the business, including strategic matters, which would include Macellum’s director designee. Macellum rejected the offer outright.

•	On March 18, the Investor Group leaked a shareholder letter to the media announcing its director nominations and demands.

Considering the timeline of engagement with Macellum and its surprising request for a control slate at a time when it owned only 1,000 shares, the Board and management team question whether the Investor Group is acting in the best long-term interest of all shareholders. Furthermore, the Investor Group’s investment thesis is rooted in information that is more than four years old and pre-dates the Company’s business and leadership transformation, outright ignoring SpartanNash’s strong financial performance since 2019.

Company Remains Committed to Value Creation

SpartanNash’s successful progress in its turnaround is the result of prudent actions by the Board and thoughtful strategic initiatives well executed by management. These actions are delivering significant business results and shareholder value. If appointed, the Investor Group’s three handpicked nominees threaten to derail the Company’s progress and risk the value of our shareholders’ investment.

Exhibit 99.1

We remain willing to engage with our shareholders and will continue to act in the best interests of the Company and all of our stakeholders, including our shareholders, Associates, customers, partners and communities. We are united in our focus on driving enhanced value creation.

About the 2022 Annual Meeting

The 2022 annual meeting of shareholders has not yet been scheduled and SpartanNash shareholders are not required to take action at this time. The SpartanNash Board will present its formal recommendation regarding director nominations in the Company’s definitive proxy materials that will be filed with the Securities and Exchange Commission (“SEC”) and mailed to shareholders eligible to vote at the 2022 annual meeting.

Advisors

BofA Securities is serving as financial advisor to SpartanNash and Sidley Austin LLP is serving as legal advisor to SpartanNash.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a food solutions company that delivers the ingredients for a better life. As a distributor, wholesaler and retailer with a global supply chain network, SpartanNash customers span a diverse group of national accounts, independent and chain grocers, e-commerce retailers, U.S. military commissaries and exchanges, and the Company’s own brick-and-mortar grocery stores, pharmacies and fuel centers. SpartanNash distributes grocery and household goods, including fresh produce and its Our Family® portfolio of products, to locations in all 50 states and the District of Columbia, Europe, Cuba, Puerto Rico, Honduras, Iraq, Kuwait, Bahrain, Qatar, Djibouti, Korea and Japan. In addition, the Company owns and operates 145 supermarkets – primarily under the banners of Family Fare, Martin’s Super Markets and D&W Fresh Market – and shares its operational insights to drive innovative solutions for SpartanNash food retail customers. Committed to fostering a People First culture, the SpartanNash family of Associates is 19,000 strong and growing. For more information, visit spartannash.com.

Exhibit 99.1

Forward-Looking Statements

The matters discussed in this press release include "forward-looking statements" about the plans, strategies, objectives, goals or expectations of the Company. These forward-looking statements are identifiable by words or phrases indicating that the Company or management “expects,” “anticipates,” “plans,” “believes,” or “estimates,” or that a particular occurrence or event “may,” “could,” “should,” “will” or “will likely” result, occur or be pursued or “continue” in the future, that the “outlook” or “trend” is toward a particular result or occurrence, that a development is an “opportunity,” “priority,” “strategy,” “focus,” that the Company is “positioned” for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. There are many important factors that could cause actual results to differ materially. These risks and uncertainties include the Company's ability to compete in the highly competitive grocery distribution, retail grocery and military distribution industries; disruptions associated with the COVID-19 pandemic; the Company's ability to manage its private brand program for U.S. military commissaries; the Company's ability to implement its growth strategy; the ability of customers to fulfill their obligations to the Company; the Company's dependence on certain major customers, suppliers and vendors; disruptions to the Company's information security network; instances of security threats, severe weather conditions and natural disasters; impairment charges for goodwill and other long-lived assets; the Company’s ability to successfully manage leadership transitions; the Company's ability to service its debt and to comply with debt covenants; interest rate fluctuations; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product-related safety concerns; labor relations issues and rising labor costs; changes in government regulations; and other risks and uncertainties listed under “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward-looking statements to reflect developments that occur or information obtained after the date of this press release.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s shareholders for the Company’s 2022 annual meeting of shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Investor Relations” section of our website, www.spartannash.com, or by contacting SpartanNashIR@icrinc.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Exhibit 99.1

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2022 annual meeting of shareholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s Proxy Statement on Schedule 14A for its 2021 annual meeting of shareholders, filed with the SEC on April 13, 2021, the Company’s Annual Report on Form 10-K for the year ended January 2, 2022, filed with the SEC on March 2, 2022, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Company’s Proxy Statement for its 2022 annual meeting of shareholders and other relevant documents to be filed with the SEC, if and when they become available.

Non-GAAP Financial Measures

This press release includes information regarding net long-term debt, adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA"), and a net long-term debt to adjusted-EBITDA ratio. These are non-GAAP financial measures, as defined below, and are used by management to allocate resources, assess performance against its peers and evaluate overall performance. The Company believes these measures provide useful information for both management and its investors. The Company believes these non-GAAP measures are useful to investors because they provide additional understanding of the trends and special circumstances that affect its business. These measures provide useful supplemental information that helps investors to establish a basis for expected performance and the ability to evaluate actual results against that expectation. The measures, when considered in connection with GAAP results, can be used to assess the overall performance of the Company as well as assess the Company’s performance against its peers. These measures are also used as a basis for certain compensation programs sponsored by the Company. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its financial results in these adjusted formats.

Adjusted EBITDA for fiscal 2021 excludes, among other items, organizational realignment, severance associated with cost reduction initiatives and the transition impact of a new paid time off plan. Organizational realignment includes benefits for associates terminated as part of a leadership transition plan which do not meet the definition of a reduction-in-force. Adjusted EBITDA for fiscal year 2020 excludes, among other items, “Fresh Cut operating losses” subsequent to the decision to exit these operations, severance associated with cost reduction initiatives, organizational alignment costs, and fees paid to a third-party advisory firm associated with Project One Team, the Company’s initiative to drive growth while increasing efficiency and reducing costs. Adjusted EBITDA for fiscal year 2019 excludes, among other items, “Fresh Kitchen operating losses” subsequent to the decision to exit these operations at the beginning of the third quarter, costs associated with organizational realignment, which include significant changes to the Company's management team, and fees paid to a third-party advisory firm associated with Project One Team, the Company's initiative to drive growth while increasing efficiency and reducing costs.  Each of these items are considered “non-operational” or “non-core” in nature. These measures were adjusted for the impact of the 53rd week in 2020 to provide better comparability to 2021 and 2019.

Exhibit 99.1

Table 1:  Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(Unaudited)

(In thousands)	2021 (52 Weeks)	2020 (53 Weeks)	2019 (52 Weeks)
Net earnings	$73,751	75,914	5,742
Loss from discontinued operations, net of tax	—	—	175
Income tax expense (benefit)	24,906	9,450	(2,342)
Other expenses, net	13,543	17,042	53,367
Operating earnings	112,200	102,406	56,942
Adjustments:
LIFO expense	18,652	2,176	5,892
Depreciation and amortization	92,711	89,504	87,866
Acquisition and integration	708	421	1,437
Restructuring and asset impairment, net	2,886	24,398	13,050
Cloud computing amortization	2,140	297	—
Costs associated with Project One Team	—	493	5,428
Organizational realignment, net	589	455	1,812
Severance associated with cost reduction initiatives	423	5,154	—
Stock-based compensation	6,975	6,265	7,313
Stock warrant	1,958	6,549	—
Non-cash rent	(4,059)	(4,733)	(5,622)
Fresh Cut operating losses	—	2,262	—
(Gain) loss on disposal of assets	(106)	3,330	—
Fresh Kitchen operating losses	—	—	2,894
Expenses associated with tax planning strategies	—	82	—
Paid time off transition adjustment	(21,371)	—	—
Other non-cash charges	—	—	933
Adjusted EBITDA	213,706	239,059	177,945
53rd week	—	(4,246)	—
Adjusted EBITDA, excluding 53rd week	$213,706	$234,813	$177,945

Notes: Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“adjusted EBITDA”) is a non-GAAP operating financial measure that the Company defines as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including share-based payments (equity awards measured in accordance with ASC 718, Stock Compensation, which include both stock-based compensation to employees and stock warrants issued to non-employees) and the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

Adjusted EBITDA is not a measure of performance under accounting principles generally accepted in the United States of America and should not be considered as a substitute for net earnings and other income or cash flow statement data. The Company’s definition of adjusted EBITDA may not be identical to similarly titled measures reported by other companies.

Exhibit 99.1

Table 2:  Reconciliation of Long-Term Debt and Finance Lease Obligations to Net Long-Term Debt

(A Non-GAAP Financial Measure)

(Unaudited)

(In thousands)	January 1, 2022	January 2, 2021	December 28, 2019
Current portion of long-term debt and finance lease liabilities	$6,334	$5,135	$6,349
Long-term debt and finance lease liabilities	399,390	481,309	682,204
Total debt	405,724	486,444	688,553
Cash and cash equivalents	(10,666)	(19,903)	(24,172)
Net long-term debt	$395,058	$466,541	$664,381

Notes: Net long-term debt is a non-GAAP financial measure that is defined as long-term debt and finance lease obligations plus current maturities of long-term debt and finance lease obligations less cash and cash equivalents. The Company believes both management and its investors find the information useful because it reflects the amount of long-term debt obligations that are not covered by available cash and temporary investments. Net long-term debt is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.

Table 3:  Net Long-Term Debt to Adjusted EBITDA Ratio

(A Non-GAAP Financial Measure)

(Unaudited)

(In thousands)	2021 (52 Weeks)		2020 (53 Weeks)		2019 (52 Weeks)
Net long-term debt	$395,058		$466,541		$664,381
Adjusted EBITDA	213,706		239,059		177,945
Net long-term debt to adjusted EBITDA ratio	1.8	x	2.0	x	3.7	x

Notes: The net long-term debt to adjusted EBITDA ratio is a non-GAAP financial measure that is defined as net long-term debt divided by adjusted EBITDA. The net long-term debt to adjusted EBITDA ratio is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.

Investor Contacts:

Chris Mandeville and Anna Kate Heller ICR

SpartanNashIR@icrinc.com

Shareholders Contact:

Morrow Sodali

Mike Verrechia/Bill Dooley

(800) 662-5200

Media Contact:

Adrienne Chance

Senior Vice President, Communications

Adrienne.Chance@spartannash.com

press@spartannash.com

Leigh Parrish / Nick Lamplough / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449